EXHIBIT 31.1
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(a) AND 15d-14(a) UNDER THE EXCHANGE ACT

I, Neal A. Shear, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Sabine Pass LNG, L.P.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 29, 2016

/s/ Neal A. Shear
Neal A. Shear
Interim Chief Executive Officer of
Sabine Pass LNG-GP, LLC, the general partner of
Sabine Pass LNG, L.P.